UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Term Loan Facility Agreement, Common Terms Agreement and Related Finance Documents

On May 22, 2018, Cheniere Corpus Christi Holdings, LLC (the “Borrower”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”), Corpus Christi Pipeline GP, LLC (“CCP GP”) and Corpus Christi Liquefaction, LLC (“CCL”) (CCP, CCP GP and CCL collectively the “Guarantors,” and the Borrower and the Guarantors collectively the “Loan Parties”), each indirectly wholly owned by Cheniere Energy, Inc. (the “Company”), entered into the Term Loan Facility Agreement and the Common Terms Agreement, each as defined and described below under Item 2.03, which description is incorporated herein by reference. The Term Loan Facility Agreement and the Common Terms Agreement amend and restate the Borrower’s existing term loan facility agreement and common terms agreement to provide for approximately $1.5 billion of incremental debt commitments to the Loan Parties, increasing the total principal amount outstanding and committed under the Term Loan Facility Agreement to approximately $6.1 billion.

The loans under the Term Loan Facility Agreement and other secured obligations under the related finance documents are secured by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of the Loan Parties and by a pledge of all of the equity interests in the Loan Parties under the terms of the Common Security and Account Agreement and the Holdco Pledge Agreement, each as defined and described below under Item 2.03, which description is incorporated herein by reference.

Amended and Restated Equity Contribution Agreement

On May 22, 2018, the Company and the Borrower entered into an Equity Contribution Agreement which is described below under Item 2.03, which description is incorporated herein by reference. The Equity Contribution Agreement amends and restates the Company’s existing equity contribution agreement such that the Company commits to provide cash equity funding to the Borrower in an aggregate amount up to approximately $1.1 billion for use by the Loan Parties to fund a portion of the costs to develop, construct and operate the CCL Project (as defined and described below under Item 2.03, which description is incorporated herein by reference).

Amendment to Note Purchase Agreement

On May 22, 2018, Cheniere CCH Holdco II, LLC (the “Issuer”) and the Company entered into an amendment (the “NPA Amendment”) to the Issuer’s Amended and Restated Note Purchase Agreement, dated as of March 1, 2015 (the “NPA”), with EIG Management Company, LLC and the noteholders party thereto. The NPA Amendment reflects the Borrower and its subsidiaries incurring the incremental senior debt under the Term Loan Facility Agreement and undertaking the development of Train 3 of the CCL Project (as defined and described below under Item 2.03, which description is incorporated herein by reference). In addition, the NPA Amendment requires the Issuer to make an offer to repurchase a portion of the outstanding principal amount of the notes in the event that a failure to meet certain deadlines under CCL’s LNG SPAs results in, or would have resulted in, a mandatory prepayment of loans under the Term Loan Facility Agreement and the Common Terms Agreement.

The foregoing description of the NPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the NPA Amendment, which is filed as Exhibit 10.6 to this report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amended and Restated Term Loan Facility Agreement, Common Terms Agreement and Related Finance Documents

On May 22, 2018, the Borrower and CCL, CCP and CCP GP (as Guarantors) entered into the Amended and Restated Term Loan Facility Agreement (the “Term Loan Facility Agreement”) with the lenders party thereto from time to time and Société Générale, as term loan facility agent (the “Term Loan Facility Agent”). The Term Loan Facility Agreement amends and restates the Borrower’s existing term loan facility agreement to provide for approximately $1.5 billion of incremental commitments, increasing the total principal amount outstanding and committed under the Term Loan Facility Agreement to approximately $6.1 billion. The Term Loan Facility Agreement is being used to fund a portion of the cost of developing, constructing and operating the Borrower’s Corpus Christi Liquefaction Project (the “CCL Project”), including Trains 1, 2 and 3 and associated pipeline and other infrastructure at or near the CCL Project, and for related business purposes.

On May 22, 2018, the Borrower and CCL, CCP and CCP GP (as Guarantors) also entered into the Amended and Restated Common Terms Agreement (the “Common Terms Agreement”) with the Term Loan Facility Agent, the Bank of Nova Scotia, as working capital facility agent, and Société Générale, as intercreditor agent (the “Intercreditor Agent”).

The Loan Parties operate as legal entities separate and distinct from the Company and its other affiliates, and with capital structures independent from the Company and its other affiliates.

Conditions Precedent to Disbursement

Disbursements under the term loan facility and related finance documents are subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, non-impairment of regulatory authorizations and certifications as to construction progress. The amount of each disbursement requested under the term loan facility may not exceed the difference between the project costs reasonably expected to be due or incurred within the 60 days following the requested disbursement and the amount estimated to be on deposit in the construction account on the date of the disbursement.

Interest and Fees

Loans under the term loan facility will bear interest at a variable rate per annum equal to LIBOR or the base rate (determined by reference to the applicable agent’s prime rate), plus the applicable margin. The applicable margin for LIBOR loans is 1.75%, and the applicable margin for base rate loans is 0.75%. Interest on LIBOR loans is due and payable at the end of each applicable interest period, and interest on base rate loans is due and payable at the end of each calendar quarter.

The Borrower is required to pay certain upfront fees to the agents and lenders under the term loan facility together with additional transaction fees and expenses in the aggregate amount of approximately $50 million. The term loan facility provides for a commitment fee calculated at a rate per annum equal to 40% of the margin for LIBOR loans, multiplied by the outstanding debt commitments. Certain administrative fees must also be paid to the agents under the finance documents.

Repayments

The term loan facility will mature on June 30, 2024. The principal of loans made under the term loan facility must be repaid in quarterly installments, commencing on the earlier of (i) the first quarterly payment date occurring more than three calendar months following project completion and (ii) a set date determined by reference to the date under which a certain LNG buyer linked to the last Train to become operational is entitled to terminate its SPA for failure to achieve the date of first commercial delivery for that agreement. Scheduled amortization will be based upon a 19-year tailored amortization, commencing the first full quarter after the project completion and designed to achieve a minimum projected fixed debt service coverage ratio of 1.50x. The term loan facility provides for mandatory repayments under customary circumstances, including mandatory repayments with the proceeds of certain insurance payments and condemnation awards, upon receipt of certain performance liquidated damages, escrowed amounts, in connection with certain prepayment events triggered under the LNG SPAs as a result of coverage ratios falling below a specified threshold, change of control occurring after completion (if required by lenders accepting an offer to prepay), if it becomes unlawful for the lender to fund or maintain loans, on receipt of certain proceeds from the sale of project property and in the case of certain failures to meet restricted payments conditions.

Covenants

The term loan facility and related finance documents include customary representations and affirmative and negative covenants for project finance facilities and companies of this type and with lenders of the type participating in the financing, including, among others: covenants relating to compliance with laws; conditions to the making of restricted payments, including distributions (subject to, among other conditions, with certain limited exceptions, the completion of the construction of the relevant Trains, funding of a debt service reserve account equal to six months of debt service and achieving a historical debt service coverage ratio and fixed projected debt service coverage ratio of at least 1.25x); maintenance of minimum insurance; maintenance of material project agreements (including restrictions on entering into certain change orders under the applicable fixed price separated turnkey engineering, procurement and construction contracts (“EPC Contracts”) related to Trains 1 and 2 of the CCL Project and related to Train 3 with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”)); limitations on indebtedness, guarantees, liens and investments; maintenance of certain interest rate hedging arrangements; maintenance of a historical debt service coverage ratio of 1.15x and maintenance of and compliance with various permits. These covenants are subject to certain materiality qualifiers, reasonableness standards, thresholds and grace periods.

Additional Indebtedness

The Borrower may incur additional senior secured or unsecured indebtedness consisting of working capital debt, replacement senior debt, permitted development expenditures senior debt and expansion senior debt, so long as, among other requirements, there is no event of default or unmatured event of default and the updated base case forecast demonstrates a fixed projected debt service coverage ratio of 1.40x (for replacement senior debt) or 1.50x (for permitted development expenditures senior debt and expansion senior debt).

Events of Default

The term loan facility and related finance documents include customary events of default which are subject to customary grace periods and materiality standards including, among others:

•	nonpayment of amounts payable under the facility;

•	breach of certain representations or warranties given in connection with the facility and breach of certain covenants;

•	bankruptcy; abandonment; destruction; events of taking;

•	invalidity of security interests;

•	unsatisfied judgments (prior to completion, any one or more of a judgment in excess of $200 million in the aggregate or a final judgment in excess of $120 million in the aggregate and post completion, one or more final judgments in excess of $120 million in the aggregate);

•	unenforceability or termination of finance documents or material project agreements or certain material defaults under the applicable EPC Contract with Bechtel for the construction of the CCL Project;

•	failure to achieve project completion within required timeframes (including meeting certain operational performance tests);

•	cross acceleration of indebtedness in excess of $100 million; certain defaults in permits;

•	a change in control of the Borrower by the Company or its affiliates pre-completion (linked to a 50% ownership/control requirement); and

•	failure by the Company to contribute equity as required under the Equity Contribution Agreement.

Collateral

The loans under the term loan facility and other pari passu senior secured obligations under the related finance documents are secured under the Amended and Restated Common Security and Account Agreement (the “Common Security and Account Agreement”), dated as of May 22, 2018, among the Borrower, CCL, CCP and CCP GP (as Guarantors), the senior creditor group representatives, the Intercreditor Agent, Société Générale, as security trustee (the “Security Trustee”), and Mizuho Bank, Ltd., as account bank (the “Account Bank”), providing the secured parties with a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of the Loan Parties, including the equity interests in CCL, CCP and CCP GP. The Common Security and Account Agreement also requires the Borrower to establish and maintain certain deposit accounts, which are subject to the control of the Security Trustee. In addition, under the Amended and Restated Holdco Pledge Agreement (the “Holdco Pledge Agreement”) dated May 22, 2018, among Cheniere CCH HoldCo I, LLC and the Security Trustee, the term loan facility and other pari passu senior secured obligations are secured by a pledge of the limited liability company interests in the Borrower. The term loan facility and other pari passu senior secured obligations are further secured by a mortgage over the real property of CCL and CCP. Modifications of the finance documents and the exercise of rights and remedies of the secured creditors, including enforcement of the liens securing the term loans and the other pari passu senior secured indebtedness permitted under the facilities are subject to customary intercreditor arrangements.

Amended and Restated Equity Contribution Agreement

On May 22, 2018, the Company entered into the Amended and Restated Equity Contribution Agreement (the “Equity Contribution Agreement”) with the Borrower in order to increase the Company’s equity funding commitment to the Borrower as a result of the development, construction and operation of Train 3 at the CCL Project. Under the Equity Contribution Agreement, the Company has agreed to make, or cause to be made, cash equity contributions to the Borrower in an amount up to approximately $1.1 billion (“Equity Funding Amount”). The Company may reduce the Equity Funding Amount dollar-for-dollar by amounts of non-base case cash flows applied by the Loan Parties to meet project costs prior to project completion, subject to satisfaction of certain conditions.

Conditions Precedent

The Company will only be required to make contributions in respect of the Equity Funding Amount after the commitments under the Term Loan Facility Agreement have been reduced to zero and to the extent cash flows from operations of the CCL Project are unavailable for project costs.

Other than the Equity Funding Amount, the Company is not obligated to contribute additional equity amounts.

Acceleration

At any time prior to project completion, upon the occurrence of a declared event of default and the acceleration of any senior debt pursuant to the finance documents, or upon bankruptcy of the Company, the Company must pay or cause to be paid, within 10 business days, all remaining equity funding required such that the Borrower has received the full Equity Funding Amount.

The foregoing descriptions of the Term Loan Facility Agreement, the Common Terms Agreement, the Common Security and Account Agreement, the Holdco Pledge Agreement and the Equity Contribution Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and incorporated herein by reference.

Item 8.01 Other Events

Final Investment Decision

On May 22, 2018, the Company and its subsidiaries made a positive final investment decision with respect to the investment in the development, construction and operation of Train 3 at the CCL Project.

Notice to Proceed

On May 23, 2018, CCL issued a notice to proceed to Bechtel under the EPC Contract to commence construction of Train 3 at the CCL Project.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number

10.1*	Amended and Restated Term Loan Facility Agreement, dated May 22, 2018, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, the lenders party thereto from time to time and Société Générale as the Term Loan Facility Agent.

10.2*	Amended and Restated Common Terms Agreement, dated May 22, 2018, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, Société Générale, as Term Loan Facility Agent, The Bank of Nova Scotia as Working Capital Facility Agent, and Société Générale as Intercreditor Agent, and any other facility lenders party thereto from time to time.

Exhibit Number

10.3*	Amended and Restated Common Security and Account Agreement, dated May 22, 2018, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, the Senior Creditor Group Representatives, Société Générale as the Intercreditor Agent, Société Générale as Security Trustee and Mizuho Bank, Ltd as the Account Bank.

10.4*	Amended and Restated Pledge Agreement, dated May 22, 2018, among Cheniere CCH HoldCo I, LLC and Société Générale as Security Trustee.

10.5*	Amended and Restated Equity Contribution Agreement, dated May 22, 2018, among Cheniere Corpus Christi Holdings, LLC, and the Company.

10.6*	Amendment 3 to Amended and Restated Note Purchase Agreement, dated May 22, 2018, among Cheniere CCH Holdco II, LLC, the Company, EIG Management Company and the noteholders identified therein.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 24, 2018	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	Executive Vice President and Chief Financial Officer